SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On October, 25, 2010, the Board of Directors of MRV Communications, Inc. (the “Company”) approved a bonus of $695,999 for Near Margalit, the Chief Executive Officer of Source Photonics, Inc., a wholly-owned subsidiary of the Company at the time, to be paid out upon a change of control of Source Photonics, in recognition of his efforts to assist in the sale of the entity.  In the letter agreement, Mr. Margalit agreed to irrevocably waive his right to receive any other payment or benefit, including accelerated vesting and extended exercisability of stock options, in connection with a change of control pursuant to an Executive Retention Agreement between Mr. Margalit and Source Photonics, dated August 23, 2010, or any other plan, arrangement or agreement he may have with Source Photonics or any of its affiliates.  The foregoing description of the letter agreement is not complete and is qualified in its entirety by the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)     Exhibits

Exhibit 10.1 Letter agreement, dated October 25, 2010, by and between Near Margalit and Source Photonics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 29, 2010

MRV COMMUNICATIONS, INC.

	By:	/s/ Chris King
Chris King
Chief Financial Officer